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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

CEDAR SHOPPING CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement

Pursuant to an Agreement dated February 5, 2010 (the “Agreement”) between Cedar Shopping Centers, Inc. (the “Company”) and RioCan Holdings USA Inc. (the “Purchaser”), the Company sold to the Purchaser an additional 1,250,000 shares of common stock of the Company at a price of $6.60 per share.  This was the same per share net offering price at which common stock was sold in the Company’s recently completed offering of 7,500,000 shares of its common stock.  In connection with the Company’s previously announced transaction with the Purchaser, subject to certain exceptions the Purchaser contractually has the right to purchase its pro-rata interest of any new shares of common stock proposed to be sold by the Company.  Pursuant to the Agreement, the Company amended its Registration Rights Agreement with the Purchaser to provide for registration of the Purchaser’s shares within six months of February 5, 2010 instead of one year from October 30, 2009.

Item 3.02  Unregistered Sales of Equity Securities

On February 5, 2010, the Company sold to the Purchaser an aggregate of 1,250,000 shares of Common Stock at a price of $6.60 per share, resulting in total proceeds to the Company of $8,250,000.  The sale was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 based on representations and warranties received from the Purchaser.  The proceeds from this sale were used to repay amounts outstanding under the Company’s secured revolving credit facility for stabilized properties.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Agreement dated February 5, 2010 between the Company and RioCan Holdings USA Inc.

99.1	Press release dated February 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           February 8, 2010

CEDAR SHOPPING CENTERS, INC.

By:	/s/Leo S. Ullman
Leo S. Ullman
Chairman of the Board, President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated February 5, 2010 between the Company and RioCan Holdings USA Inc.

99.1	Press release dated February 2, 2010